Exhibit 10.2

MEREDITH CORPORATION

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

    Purpose. This Plan, the Meredith Corporation Stock Plan for Non-Employee Directors (the "Plan"), results from the merger of the Company's 1993 Stock Option Plan for Non-Employee Directors, as amended (the "Option Plan") into the Company's 1990 Restricted Stock Plan for Non-Employee Directors, as amended (the "Restricted Stock Plan"). The purpose of the Plan is to aid Meredith Corporation (the "Company") in attracting and retaining non-employee directors by encouraging and enabling the acquisition of a financial interest in the Company by such directors through the issuance of restricted shares of Common Stock of the Company, stock equivalents and stock options and by providing such directors a stake in the growth and profitability of the Company, in order to enable them to represent the viewpoint of other shareholders of the Company more effectively. Participation in this Plan is limited to non-employee directors of the Company. For purposes of the Plan, a non-employee director is any person who is a member of the Board of Directors of the Company (the "Board") and who is not a full-time employee of the Company or any of its subsidiaries.

    Stock Reserved Under Plan. There is hereby reserved for issuance under the Plan an aggregate of 361,185 shares of Common Stock of the Company equal to the number of shares remaining available for issuance under the Option Plan and the Restricted Stock Plan. However, the Option Plan shares may be issued only in connection with the exercise of stock options and may not be used for the award of restricted shares or stock equivalents. Shares transferred under the Plan may be either authorized but unissued shares or issued but not outstanding shares. If any shares issued hereunder or under the Option Plan are thereafter acquired by the Company pursuant to rights reserved by the Company at the time of transfer as hereinafter described, such shares shall be added back to the number of shares reserved for issuance under the Plan. If there is a lapse, expiration, termination or cancellation of any option granted hereunder or under the Option Plan, all unissued shares subject to such option may again be used for new awards under this Plan.

    Initial Restricted Stock Awards. Any person who becomes a non-employee director shall receive 1,200 shares of either restricted stock or stock equivalents, as the non-employee director may elect in writing on or before his or her first day of service as a member of the Board. The number of shares may be changed from time to time by the Board of Directors without amendment of the Plan.

    Election to Receive Annual Retainer in Shares of Restricted Stock or Stock Equivalents. Each non-employee director may make an irrevocable election to receive all or 50% of his or her annual retainer (which shall include any additional retainer paid to a committee chairperson) in shares of restricted stock or stock equivalents. An election pursuant to this paragraph 4 must be made in writing before the first day of the non-employee director's annual retainer period and will entitle the non-employee director to a number of shares of restricted stock (or stock equivalents) determined by dividing 105% of the portion of the retainer for the year for which the election is being made by the fair market value of one share of the Company's Common Stock as of the first day of such annual retainer period and rounded up to the next full number of shares. In the event any person becomes a non-employee director other than at the beginning of an annual retainer period, such person may make an election, before the date on which such person becomes a non-employee director, to receive all or 50% of his retainer for the balance of such annual retainer period in shares of restricted stock or stock equivalents determined in accordance with the formula set forth in the preceding sentence and rounded up to the next full number of shares.

    For purposes of this paragraph 4, an annual retainer period shall begin on the date of an annual meeting of the shareholders of the Company.

    Restricted Stock. Shares of restricted stock issued under the Plan shall be subject to the following terms and conditions unless otherwise provided by the Board of Directors:
      If, within five years from the date the restricted shares were issued, the non-employee director's service on the Board is terminated for any reason other than death, permanent disability or retirement, the shares of restricted stock issued under the Plan shall be repurchased by the Company ("Forfeiture Restriction") at a per share price equal to the lesser of (i) the amount paid, if any, by the non-employee director for such restricted shares or (ii) the fair market value of such shares on the date the non-employee director's service on the Board is terminated. The purchase price shall be paid in cash to the director within five days after termination of service. The amount paid for restricted shares issued as a result of an election pursuant to paragraph 4 of this Plan shall be deemed to be the non-employee director's retainer for the annual retainer period for which such election was made. For purposes of this Plan, retirement means the non-employee director's retirement from the Board at the end of the full term for which the non-employee director was elected, retirement from the Board at any time at or after age 70, or retirement at any time with the consent of the Board.
      Restricted shares shall be free of the Forfeiture Restriction upon the expiration of a five-year period from the date of issuance or earlier upon the death, permanent disability or retirement of the non-employee director or the occurrence of a Change of Control of the Company as defined below.
      Shares of restricted stock issued under the Plan shall not be transferable and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the expiration of the Forfeiture Restriction with respect to such shares of restricted stock. The Board of Directors may permit the transfer of restricted stock by a non-employee director solely to members of the non-employee director's immediate family or trusts or family partnerships for the benefit of such persons but any transferred shares of restricted stock shall continue to be subject to the Forfeiture Restriction provided for herein.
      A non-employee director who receives shares of restricted stock under the Plan shall have all of the rights of a shareholder with respect to such stock, including the right to receive dividends or other distributions in respect of such stock, and to vote such stock as the record owner thereof, unless and until the director (or a permitted transferee) ceases to be the record owner of such stock.
      The shares of restricted stock received under the Plan shall be registered on the books of the Company and its transfer agent in the name of the non-employee director. Certificates evidencing the stock received under the Plan shall be issued in the name of and delivered to the non-employee director upon the lapse of the Forfeiture Restriction with respect to such shares.
      Shares of restricted stock subject to the Plan may be subject to such other provisions, not inconsistent with the provisions of the Plan, as the Board of Directors shall consider appropriate from time to time, including such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements.
      Each non-employee director may elect to convert any or all shares of restricted stock held under the Plan into an equal number of stock equivalents. Any such election must be made in writing at least sixty (60) days before retirement from service on the Board of Directors of the company and at least sixty (60) days before the date of expiration of the five (5) year period of restriction. If the election is made while the shares are ex-dividend and the conversion occurs before the date on which the dividend is paid, then the stock equivalents credited with respect to the restricted shares shall not be adjusted for the pending cash dividend under Section 6(a) hereof.

    Stock Equivalents. The number of stock equivalents determined under paragraphs 3 and 4 hereunder for each non-employee director shall be credited to a bookkeeping account established in the name of that director subject to the following terms and conditions:
      If the Company pays a cash dividend with respect to the Common Stock at any time while stock equivalents are credited to a non-employee director's account, there shall be credited to the non-employee director's account additional stock equivalents equal to (i) the cash dividend the director would have received had he or she been the actual owner of the stock equivalents then credited to the director's account, divided by (ii) the fair market value of one share of the Company's Common Stock on the dividend payment date.
      Upon the death, permanent disability, retirement or other termination of the non-employee director's service on the Board, or a deferred time schedule involving such other date or dates (which shall be on the first business day of a calendar year) that the Board, upon the recommendation of the Compensation Committee, shall determine pursuant to resolution (provided that such time schedule shall not be greater than three years), the Company shall deliver to the non-employee director (or his or her designated beneficiary or estate) a number of shares of Common Stock equal to the whole number or portion thereof, and/or an equivalent annual portion of Common Stock allocated over a deferred period, of stock equivalents then credited to the director's account together with a cash payment equal to the fair market value of any fractional stock equivalent.
      The Company's obligation with respect to stock equivalents shall not be funded or secured in any manner, nor shall a participant's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.
      A non-employee director shall not be entitled to any voting or other shareholder rights as a result of the credit of stock equivalents to the director's account until certificates representing shares of Common Stock are delivered to the director (or his or her designated beneficiary or estate) hereunder.

    Options.
      Each non-employee director shall automatically be granted an option to purchase 6,000 shares of Common Stock or such other amount as may be determined from time to time by the Board of Directors, subject to the limitations set forth below and at an exercise price determined in accordance with Section 8 below, on the first business day following the date of each annual meeting of shareholders of the Company held during the term of this Plan, provided the non-employee director is serving as a member of the Board of Directors of the Company on the date of grant.
      Each option granted under this Plan shall be exercisable at an option price equal to the fair market value of the Company's Common Stock on the date of grant.
      Any option granted under this Plan may be exercised in whole or in part, from time to time after the date granted, subject to the following limitations unless otherwise provided by the Board of Directors:
        No option granted hereunder may be exercised during the first year following the date such option was granted. Thereafter each option may be exercised:
          on or after the first anniversary of the date the option was granted, for up to two thousand (2,000) shares;
          on or after the second anniversary of the date the option was granted, for an additional two thousand (2,000) shares (up to four thousand (4,000) shares on a cumulative basis); and
          on or after the third anniversary of the date the option was granted, for all six thousand (6,000) shares covered by the option.
        Notwithstanding the foregoing limitations, any option granted under this Plan shall become fully exercisable for the total number of shares covered by the option upon the death or permanent disability of the director while serving on the Board or upon the retirement of the director if such death, permanent disability or retirement occurs on or after the first anniversary of the date such option was issued.
        Any option granted under this Plan (or any unexercised portion thereof) may be exercised:
          not more than 30 days after termination of any non-employee director's service as a member of the Board of Directors of the Company for any reason other than death, permanent disability or retirement (and then only to the extent that the non-employee director could have exercised such option on the date service terminated; or
          for the remainder of the option term after a non-employee director's death, permanent disability or retirement from the Board of Directors of the Company; but not, in any event, more than ten years after the date the option was granted.
        Notwithstanding the foregoing limitations, any option granted under this Plan shall become fully exercisable for the total number of shares covered by the option upon the occurrence of a Change of Control of the Company.
        Any option granted under this Plan may only be exercised to purchase a minimum of 100 shares at any one time. Any option granted under this Plan shall be deemed exercised on the date written notice of exercise of all or part of such option is received by the Secretary of the Company at the Company's corporate headquarters. Such notice shall be either: (i) accompanied by a check payable to the order of the Company for the full purchase price of the shares to be purchased pursuant to the terms of the option, or the portion thereof so paid; or (ii) followed by prompt remittance of certificates representing shares of Common Stock (or certification of ownership of such shares), either duly endorsed in blank or accompanied by a duly endorsed stock power, representing a sufficient number of shares of Common Stock whose value, based on the fair market value of the Common Stock on the date of exercise, equals the full purchase price of the shares to be purchased, or the portion thereof so paid; or (iii) any combination of the foregoing. Payment may also be made by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. A non-employee director shall have no interest in any shares covered by any option granted under this Plan until certificates for such shares are issued and any shares surrendered in payment shall be deemed outstanding until new certificates representing the shares purchased on the exercise of any option are issued.
        Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the non-employee director's lifetime, only by the director or the director's guardian or legal representative. If a non-employee director dies during the option period, any option granted to such director may be exercised by his estate or the person to whom the option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, an option may be transferable to the non-employee director's immediate family or trusts or family partnerships for the benefit of such persons.
        The grant of any option under the Plan may also be subject to other provisions as the Board of Directors deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of the Common Stock issuable upon exercise of any option and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements.

    Fair Market Value. For purposes of this Plan, fair market value shall mean the average of the high and low market prices at which a share of Company Common Stock shall have traded on the valuation date or on the next preceding trading day if the valuation date is not a trading day, as reported in the Midwest Edition of The Wall Street Journal.

    Change of Control. For purposes hereof, a "Change of Control" of the Company shall be deemed to have occurred on the first to occur of any of the following dates:
      on the date the Board of Directors of the Company votes to approve and recommends a shareholder vote to approve:
        any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock and Class B Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Common Stock and Class B Stock immediately prior to the consolidation or merger have at least a majority of the ownership in and voting power of the surviving corporation immediately after the consolidation or merger; or
        any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or
        any plan or proposal for the liquidation or dissolution of the Company; or
      on the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than the Company's Savings and Investment Plan or similar successor plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting power of the Company except as a result of actions beyond the control of such person, including, without limitation, as a result of a shift in voting power of the Company as a result of the conversion by other persons of their Class B Stock into Common Stock; or
      on the date, during any period of twenty-four (24) consecutive months on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of each new director comprising the majority was approved by a vote of at least a 2/3 majority of the directors still in office who were directors at the beginning of the period.

    Notwithstanding anything to the contrary contained herein, no Change in Control shall be deemed to have occurred for the purpose of this Plan by virtue of any combination or agreement among shareholders of the Company who are descendants of E.T. Meredith, the founder of the Company, or trusts for the benefit of such persons.

    Adjustments. If there is any change in the Company's Common Stock by means of a stock dividend or distribution, stock split, recapitalization, combination or exchange of shares, or by means of any merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of shares of stock thereafter available for issuance under the Plan, the number of shares to be subject to each future award, the number of stock equivalents, the number of options to be granted, the limitations on exercise of options, and the number of shares covered by each outstanding option shall be automatically adjusted on the same basis to give proper effect to such change. If, during the term of any option granted under this Plan, the Common Stock shall be changed into another kind of stock or into securities of another corporation, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Board of the Directors shall cause adequate provision to be made whereby the non-employee directors shall thereafter be entitled to receive, upon the due exercise of any outstanding option, the securities the directors would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock not theretofore purchased which could have been exercised through the exercise of such options. The terms and conditions of this Plan shall also be applicable to the shares issued to a non-employer director as a result of a stock dividend, stock split, recapitalization, etc. with respect to any restricted shares.

    Amendment or Termination. The Board shall have the power to terminate the Plan at any time and to amend the Plan from time to time as it may deem proper; provided, however, that no such termination or amendment shall adversely affect any outstanding restricted stock, stock equivalents or stock options. No amendment shall be made without shareholder approval if such amendment materially increases the number of shares of Common Stock reserved under the Plan or, if such approval is required by law, regulation or stock exchange rule.

    Term of Plan. The Plan will have no specific term and shall expire only when all of the shares reserved hereunder are used.

    Shareholder Approval. The Plan was adopted by the Board of Directors on November 11, 2002 and is not subject to shareholder approval because all shares reserved hereunder come from previously shareholder-approved plans.